EXHIBIT 32

CERTIFICATION OF
THE TRUSTEE*
OF THE SAN JUAN BASIN ROYALTY TRUST
PURSUANT TO 18 U.S.C. § 1350

     In connection with the accompanying report on Form 10-Q for the quarter ended March 31, 2004, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee Ann Anderson, Vice President and Trust Officer of TexasBank, on behalf of TexasBank, the Trustee of the San Juan Basin Royalty Trust (the “Trust”), not in its individual capacity but solely as Trustee of the Trust, hereby certify that:

1.	The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (as explained in Note 1 to the Trust’s financial statements contained in the Report, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 47, released September 16, 1982, the Trust prepares its financial statements in a manner that differs from generally accepted accounting principles; such presentation is customary to other royalty trusts); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

TEXASBANK, AS TRUSTEE OF THE SAN JUAN BASIN ROYALTY TRUST

	By:	/s/ Lee Ann Anderson

	Name:	Lee Ann Anderson
	Title:	Vice President and Trust Officer

	Date:	May 10, 2004

* The Trust has no executive officers.